Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COMVERSE TECHNOLOGY, INC.

NEW ZERO YIELD PUTTABLE SECURITIES (ZYPSSM) DUE MAY 15, 2023

CUSIP No.    205862 AM 7

No. 1    $417,690,000

COMVERSE TECHNOLOGY, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED SEVENTEEN MILLION SIX HUNDRED NINETY THOUSAND ($417,690,000) U.S. Dollars on May 15, 2023. This Security shall bear no interest.

Payments of principal and premium, if any, shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: January 26, 2005

COMVERSE TECHNOLOGY, INC.

By:	/S/ KOBI ALEXANDER
Name:	Kobi Alexander
Title:	Chairman of the Board and
Chief Executive Officer

Attest:

By:	/S/ PAUL L. ROBINSON
Name:	Paul L. Robinson
Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-named Indenture.

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:	/S/ JOANNE ADAMIS
Authorized Signatory

[REVERSE OF SECURITY]

COMVERSE TECHNOLOGY, INC.

NEW ZERO YIELD PUTTABLE SECURITIES (ZYPSSM) DUE MAY 15, 2023

This Security is one of a duly authorized issue of Securities of the Company designated as its “New Zero Yield Puttable Securities (ZYPSSM) due May 15, 2023” (herein called the “Securities”), limited in aggregate principal amount to U.S. $420,000,000, issued and to be issued under an Indenture, dated as of January 26, 2005 (herein called the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities there under of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, except as provided below, at the office or agency of the Company in The City of New York, or at such other offices or agencies as the Company may designate.

The Securities shall bear no interest.

Reference is made to Section 2.1 of the Indenture regarding the issuance of Additional Securities.

Reference is made to Article 10 of the Indenture regarding the Company’s right to optionally redeem the Securities, which is incorporated into this Security by reference as if stated herein in its entirety.

Reference is made to Article 11 of the Indenture regarding the Company’s obligations to the Holders upon a Specific Repurchase Date or a Designated Event and the Holders’ rights to require the Company to repurchase their Securities upon Specific Repurchase Date or a Designated Event, which is incorporated into this Security by reference as if stated herein in its entirety.

Reference is made to Article 12 of the Indenture regarding the Holders’ right to convert their Securities and related matters, which is incorporated into this Security by reference as if stated herein in its entirety.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer at the office or agency of the Company in The City of New York or, subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any such Transfer Agent, at the Corporate Trust Office of the Trustee in The City of New York or at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without reference to such State’s conflict of laws principles.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

For value received                  hereby sell(s), assign(s) and transfer(s) unto                  (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.

Signature Guarantee

NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

[FORM OF CONVERSION NOTICE]

CONVERSION NOTICE

TO:	Comverse Technology, Inc.

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.

Signature Guarantee

NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$         ,000

Social Security or Other Taxpayer Identification Number:

[FORM OF OPTION TO ELECT REPURCHASE UPON A

DESIGNATED EVENT OR SPECIFIC REPURCHASE

DATE]

REPURCHASE EVENT PURCHASE NOTICE

TO:	Comverse Technology, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Comverse Technology, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security in cash.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

 Principal amount to be repaid (if less than all): $        ,000

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.